Exhibit 23.3

CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Form SB-2/A of Flotek Industries, Inc. of our report dated March 30, 2005, with respect to the consolidated financial statements of Flotek Industries, Inc. as of December 31, 2004, and for the year ended December 31, 2004, and to the reference to our firm under the caption "Experts" in the prospectus.

UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
December 12, 2005